Exhibit (h)(8)

Amendment No. 2

To

Transfer Agency And Services Agreement

This Amendment No. 2 To Transfer Agency And Services Agreement, dated as of July 1, 2016 (“Amendment No. 2”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and RMB Investors Trust (the “Fund”).

Background

BNYM (under its former name PFPC Inc.) and the Fund (under its former name Burnham Investors Trust) previously entered into the Transfer Agency And Services Agreement, made as of June 1, 2005, and BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and the Fund (under its former name Burnham Investors Trust) previously entered into the Red Flags Services Amendment, dated as of November 1, 2008) (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 2.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.          Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)          All references to “PNC Global Investment Servicing (U.S.) Inc.” shall be deleted each place it appears and replaced with “BNY Mellon Investment Servicing (US) Inc.” and the defined term “PNC” shall be deleted each place it appears and replaced with the defined term “BNYM”.

(b)          All references to “Burnham Investors Trust” shall be deleted each place it appears and replaced with “RMB Investors Trust”.

(c)          Schedule A to the Current Agreement shall be deleted in its entirety and replaced with Schedule A attached to this Amendment No. 2.

(d)          Article 19 is hereby amended by deleting in its entirety the address of the Fund and replacing it with the following:

RMB Investors Trust

115 S.LaSalle, 34th Floor

Chicago, IL 60603

2.          Remainder of Current Agreement. Except as specifically modified by this Amendment No. 2, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.          Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No. 2.

4.          Entire Agreement. This Amendment No. 2 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

5.          Facsimile Signatures; Counterparts. This Amendment No. 2 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 2 or of executed signature pages to this Amendment No. 2 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

RMB Investors Trust

On behalf of itself and each Portfolio set forth on Schedule A in its individual and separate capacity, and not on behalf of any other Portfolio

By:	/s/ Frank A. Passantino

Name:	Frank A. Passantino

Title:	First Vice President

SCHEDULE A

(Dated: July 1, 2016)

THIS SCHEDULE A is Schedule A to that certain Transfer Agency And Services Agreement dated as of June 1, 2005 between BNY Mellon Investment Servicing (US) Inc. and RMB Investors Trust.

List of Portfolios

RMB Fund (formerly, Burnham Fund)

RMB Mendon Financial Services Fund (formerly, Burnham Financial Services Fund)

RMB Mendon Financial Long/Short Fund (formerly, Burnham Financial Long/Short Fund and Burnham

Financial Industries Fund)

Burnham Money Market Fund*

Burnham U.S. Government Money Market Fund**

*Liquidated November 17, 2005. Will not appear on future Schedule A.

**Liquidated March 23, 2012. Will not appear on future Schedule A.

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